UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):

September 5, 2006

ASCENDANT SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 205, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

(972) 250-0945
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On September 5, 2006, Gary W. Boyd resigned as Vice President - Finance and Chief Financial Officer of the Company, effective September 15, 2006. Mr. Boyd has agreed to become the Chief Financial Officer of CLB Partners, Ltd., a real estate development firm. CLB Partners, Ltd. is an affiliate of the Company and owns approximately 15% of the Company’s common stock. Pursuant to the Letter Agreement, dated September 6, 2006, between the Company and Mr. Boyd, a copy of which is attached hereto as Exhibit 10.1, Mr. Boyd will continue to be available to the Company for a one year period to advise it on various financial and accounting matters. In consideration for Mr. Boyd’s consulting services, the Board of Directors of the Company elected to vest 43,334 shares of previously unvested restricted stock held by Mr. Boyd.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) The information required by this Item is set forth above under Item 1.01 and is incorporated herein by reference.

(c) On September 7, 2006, the Board of Directors of the Company approved the appointment of Michal L. Gayler to serve as the interim Chief Financial Officer and the Company’s principal financial officer and principal accounting officer, effective as of September 15, 2006. Mr. Gayler, age 48, is a Certified Public Account and has performed work in the past for certain of the Company’s subsidiaries and investees, including Dougherty’s Holdings, Inc. and Fairways Frisco L.P.

From 2003 to present, Mr. Gayler has served as President of GaylerSmith Group LLC, a financial consulting firm. From 2001 to 2003, Mr. Gayler served as Vice President of Buis & Co., an investment consulting firm. Prior thereto, Mr. Gayler served in a number of senior financial executive positions in a variety of industries. Mr. Gayler started his business career as an auditor with Coopers & Lybrand (now PricewaterhouseCoopers), an international public accounting firm. Mr. Gayler graduated from Texas Tech University with a BBA in Accounting.

Mr. Gayler does not have a family relationship with any director or executive officer, whether existing or prospective, of the Company. Pursuant to a Consultant Agreement, a copy of which is attached hereto as Exhibit 10.2, Mr. Gayler has served as a business consultant to the Company since May 2005. For hourly consulting services rendered during fiscal year 2005, the Company paid Mr. Gayler a total of $1,211.25, Fairways Equities LLC, an affiliate of the Company, paid Mr. Gayler a total of $53,570.20 and Dougherty’s Holdings, Inc., a subsidiary of the Company, paid Mr. Gayler a total of $24,341. For hourly consulting services rendered from January 1, 2006 through August 31, 2006, the Company has paid Mr. Gayler a total of $1,068.75 and Fairways Frisco, L.P., an entity in which the Company is a limited partner, has paid Mr. Gayler a total of $39,876.25. The Company is not affiliated with Buis & Co. or PricewaterhouseCoopers.

Pursuant to his existing agreement with the Company, a copy of which is attached as Exhibit 10.2, Mr. Gayler will continue to be paid based on hours worked and will continue to be compensated at the rate of $95 per hour. Mr. Gayler will not be an employee of the Company but will continue to act as an independent contractor. Accordingly, the Company will not provide Mr. Gayler with any health or major medical benefits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Letter Agreement, dated September 6, 2006, by and between the Company and Gary W. Boyd

Exhibit 10.2 Consultant Agreement, dated May 16, 2005, between the Company and GaylerSmith Group, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2006	ASCENDANT SOLUTIONS, INC.

	By:	/s/ David E. Bowe
David E. Bowe
President and Chief Executive Officer